                                                                    EXHIBIT 99.1

                           ASSET PURCHASE AGREEMENT


                            DATED NOVEMBER 4, 1997


                                    BETWEEN


                           CABLE TV FUND 14-B, LTD.


                                      AND


                                CABLE ONE, INC.


              REGARDING THE SURFSIDE BEACH, SOUTH CAROLINA SYSTEM

                               TABLE OF CONTENTS

                                                                            Page

Article 1. Certain Definitions..............................................  1
    1.1 Terms Defined in Other Sections.....................................  7
    1.2 Accounting Terms....................................................  8

Article 2. Purchase and Sale................................................  8
    2.1 Covenant of Purchase and Sale; Assets...............................  8
    2.2 Excluded Assets.....................................................  9
    2.3 Assumed Obligations and Liabilities.................................  9
    2.4 Purchase Price...................................................... 10
    2.5 Current Items Amount................................................ 10
    2.6 Current Items Amount Calculated..................................... 12

Article 3. Related Matters.................................................. 13
    3.1 Noncompetition Covenant............................................. 13
    3.2 Use of Names and Logos.............................................. 13
    3.3 Bulk Sales.......................................................... 13
    3.4 Transfer Taxes...................................................... 13

Article 4. Buyer's Representations and Warranties........................... 14
    4.1 Organization of Buyer............................................... 14
    4.2 Authority........................................................... 14
    4.3 No Conflict; Consents............................................... 14
    4.4 Litigation.......................................................... 15
    4.5 Accuracy of Schedules............................................... 15
    4.6 No Misrepresentation................................................ 15
    4.7 Finders and Brokers................................................. 15
    4.8 Taxpayer Identification Number...................................... 15

Article 5. Seller's Representations and Warranties.......................... 15
    5.1 Organization and Qualification of Seller............................ 15
    5.2 Authority........................................................... 16
    5.3 No Conflict; Consents............................................... 16
    5.4 Assets; Title, Condition, and Sufficiency........................... 16
    5.5 System Franchises, System Licenses, and System Contracts............ 17
    5.6 Real Property....................................................... 17
    5.7 Litigation.......................................................... 18
    5.8 Financial Statements................................................ 18
    5.9 Tax Returns; Other Reports.......................................... 19
    5.10 System Information................................................. 19

    5.11 Bonds.............................................................. 20
    5.12 Compliance with Legal Requirements................................. 22
    5.13 No Adverse Change.................................................. 22
    5.14 Employees.......................................................... 23
    5.15 Employee Benefits.................................................. 23
    5.16 Environmental...................................................... 25
    5.17 Intangibles........................................................ 25
    5.18 Books and Records.................................................. 25
    5.19 Accounts Receivable................................................ 25
    5.20 No Overbuilds...................................................... 25
    5.21 No Rights of First Refusal......................................... 25
    5.22 Accuracy of Schedules.............................................. 25
    5.23 No Misrepresentation............................................... 26
    5.24 Finders and Brokers................................................ 26
    5.25 Tier Penetration................................................... 26
    5.26 Taxpayer Identification Number..................................... 26

Article 6. Covenants........................................................ 26
    6.1 Certain Affirmative Covenants of Seller............................. 26
    6.2 Certain Negative Covenants of Seller................................ 28
    6.3 Confidentiality and Publicity....................................... 30
    6.4 Title Insurance Commitments......................................... 30
    6.5 HSR Act Compliance.................................................. 30
    6.6 Cooperation with Seller............................................. 31
    6.7 Supplements to Schedules............................................ 31
    6.8 Transitional Billing Services....................................... 31
    6.9 Employee Benefit Matters............................................ 32
    6.10 Post-Closing Obtaining of Consents, Authorizations and Approvals... 33
    6.11 Designation of Retransmission Consent Agreements................... 34
    6.12 Leased Vehicles.................................................... 34
    6.13 Distant Signals.................................................... 34
    6.14 Seller Approvals................................................... 34
    6.15 Marketing Plan for 1998............................................ 34

Article 7. Conditions Precedent............................................. 35
    7.1 Conditions to Buyer's Obligations................................... 35
    7.2 Conditions to Seller's Obligations.................................. 37

Article 8. Closing.......................................................... 38
    8.1 Closing; Time and Place............................................. 38
    8.2 Seller's Obligations................................................ 38
    8.3 Buyer's Obligations................................................. 39

Article 9. Termination and Default.......................................... 40
    9.1 Termination Events.................................................. 40
    9.2 Effect of Termination............................................... 41

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     9.3 Sole Remedy........................................................ 41

Article 10. Indemnification................................................. 41
    10.1 Indemnification by Seller.......................................... 41
    10.2 Indemnification by Buyer........................................... 42
    10.3 Procedure for Indemnified Third Party Claim........................ 43
    10.4 Interest........................................................... 43
    10.5 Time and Manner of Certain Claims.................................. 43
    10.6 Other Indemnification.............................................. 44
    10.7 Limitation on Indemnification...................................... 44

Article 11. Miscellaneous Provisions........................................ 44
    11.1 Expenses........................................................... 44
    11.2 Brokerage.......................................................... 44
    11.3 Waivers............................................................ 45
    11.4 Notices............................................................ 45
    11.5 Entire Agreement; Amendments....................................... 46
    11.6 Binding Effect; Benefits........................................... 47
    11.7 Headings, Schedules, and Exhibits.................................. 47
    11.8 Counterparts....................................................... 47
    11.9 Governing Law...................................................... 47
    11.10 Severability...................................................... 47
    11.11 Third Parties; Joint Ventures..................................... 48
    11.12 Construction...................................................... 48
    11.13 Attorneys' Fees................................................... 48
    11.14 Risk of Loss...................................................... 48
    11.15 Remedies Cumulative............................................... 49

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of November 4, 1997, by and between Cable One, Inc., a Delaware corporation ("Buyer"), whose U.S. Taxpayer Identification Number is 13-3060083, and Cable TV Fund 14-B, Ltd., a Colorado limited partnership ("Seller"), whose U.S. Taxpayer Identification Number is 84-1024658.

                                   RECITALS

     A. Seller owns and operates a cable television system that is franchised or holds other operating authority and operates in and around the communities listed on Schedule A (the "System").
          ----------

     B. Seller is willing to convey to Buyer, and Buyer is willing to purchase from Seller, substantially all of the tangible and intangible assets comprising the System, upon the terms and conditions set forth in this Agreement.

     C. Buyer and Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership ("TWEAN"), have entered into an Asset Exchange Agreement of even date herewith (the "Asset Exchange Agreement") whereby, following the purchase by Buyer from Seller of the assets of the System, TWEAN would acquire from Buyer the assets of the System and Buyer would acquire from TWEAN the assets of certain cable television systems owned by TWEAN.

                                  AGREEMENTS

     In consideration of the mutual promises and covenants set forth herein, Buyer and Seller hereby agree as follows:

                                  ARTICLE 1.

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

     "Adjustment Time" means 11:58 P.M., eastern time, on the Closing Date.

     "Basic Cable" means the cable television services described as Basic on
Schedule 5.10.
-------------

     "Basic Plus" means the cable television services described as Basic Plus on
Schedule 5.10.
-------------

     "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including, but not limited to, (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and (vii) any compensation policy or practice.

     "Business" means the cable television business conducted by Seller with respect to the System on the date of this Agreement.

     "Cable Act" means Title VI of the Communications Act, the Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

     "CLI" means Cumulative Leakage Index, as defined by the FCC.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

     "Communications Act" means the Communications Act of 1934, as amended, 47 U.S.C. (S) 151, et. seq., and rules and regulations promulgated thereunder.

     "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation, or agreement, and any oral obligation, right or agreement.

     "Copyright Act" means the Copyright Act of 1976, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder and published interpretations with respect thereto.

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "GAAP" means generally accepted accounting principles applicable to the cable television industry, consistently applied, as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

     "Governmental Authority" means (i) the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including, but not limited to, courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities, and
(ii) any foreign (as to the United States of America) sovereign entity, including, but not limited to, nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.

     "Hazardous Substances" means any pollutant, contaminant, chemical, industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including, but not limited to, (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials, or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to persons in or about the Real Property or cause the Real Property to be in violation of any Legal Requirements, (b) asbestos or any asbestos-containing material of any kind, (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Controls Act, 15 U.S.C. (S)2601 et seq., as amended, and rules and regulations promulgated thereunder ("TSCA"), (d) any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C. (S)1251 et seq., as amended, and rules and regulations promulgated thereunder, (e) "economic poison", as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)135 et seq., as amended, and the rules and regulations promulgated thereunder, (f) "chemical substance", "new chemical substance", or "hazardous substance or mixture" pursuant to TSCA, (g) "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., as amended, and the rules and regulations promulgated thereunder ("CERCLA"), and (h) "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended and the rules and regulations promulgated thereunder ("RCRA"), but excluding immaterial amounts of the following substances, to the extent used in the ordinary course of the Business: (i) lubricating, cleaning, coolant, and other compounds customarily used in building and System maintenance; (ii) materials routinely used in the day-to-day operations of an office, such as copier toner; (iii) consumer products; (iv) fuel oil and natural gas for heating; (v) materials reasonably necessary and customarily used in office and System construction and repair and System vehicle operation and maintenance; and
(vi) fertilizers, pesticides, and herbicides commonly used for routine office landscaping.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Individual Subscriber" means, as of the date of determination, any subscriber of the System at the System's regular monthly subscriber rate for Basic Cable, who has been an active subscriber of the System's Basic Cable for at least one full month and has paid at least one month's payment in full without discount, together with applicable installation fees, who is not pending disconnection for any reason, who is not, as of the last full month ending on or prior to such date, more than two monthly billing cycles in arrears in payment for service (provided that a subscriber's account shall not be considered past due as a result of unpaid amounts not exceeding $8.00 in respect of (i) customary late charges imposed by the System and/or (ii) disputed amounts), determined as of the first day of the month as of such date , and who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with the Marketing Plan. "Individual Subscriber" shall not include any "courtesy account" subscriber of the System who is receiving Basic Cable at no charge.

     "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice, or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

     "Knowledge" of any Person of or with respect to any matter means actual awareness or knowledge on the date hereof and on any other date, including the Closing Date, on which a representation or warranty is given hereunder; provided, however, that (a) the phrase "Knowledge of Seller" or "to Seller's Knowledge" means (i) the actual awareness or knowledge of any of Seller's general partner's executive officers and (ii) the actual awareness or knowledge of Seller's System manager(s), which shall include such System managers' knowledge of facts or circumstances that would lead a reasonably prudent person in the System managers' position to investigate and, more likely than not, acquire such knowledge, and (b) the phrase "Knowledge of Buyer" or "to Buyer's Knowledge" means the actual awareness or knowledge of any of Buyer's executive officers.

     "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, applied, or followed by any Governmental Authority, including, without limitation, Judgments and the System Franchises.

     "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract, or otherwise.

     "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

     "Losses" means any claims, losses, liabilities, damages, Judgments, Liens, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought, but shall in no event include incidental or consequential damages.

     "Marketing Plan" means, with respect to all periods from and after the execution of this Agreement through December 31, 1997, the Marketing Plan for 1997, and, with respect to all periods from and after December 31, 1997 through the Closing Date, the Marketing Plan for 1998, subject to Section 6.15.

     "Marketing Plan for 1997" means the marketing plan for the System for the 1997 calendar year, a copy of which is attached hereto as Schedule B.
                                                          ----------

     "Permitted Liens" means (i) Liens for Taxes not due and payable, (ii) Liens for Taxes for which the payment thereof is being contested in good faith during the permitted contest period, and for which adequate reserves have been provided, (iii) zoning laws and ordinances and similar governmental regulations,
(iv) rights reserved to any Governmental Authority to regulate the affected property, (v) as to real property, any liens, encumbrances, easements, rights-of-way, servitudes, permits, leases, conditions, covenants, restrictions and minor imperfections or irregularities in title which are reflected in the public records and which do not individually or in the aggregate interfere with the right or ability to own, use, enjoy or operate such real property or to convey goo, marketable and indefeasible title to the same, and (vi) such liens and liabilities as are Assumed Obligations and Liabilities; provided that "Permitted Liens" will not include any Lien that could prevent or inhibit in any material way the conduct of the Business as it is currently being conducted.

     "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, or unincorporated entity of any kind.

     "Subscriber Equivalent" means an equivalent to an Individual Subscriber, the number of Subscriber Equivalents served by the System being equal to, as of the date of determination, the quotient of (i) the aggregate billings by the System for Basic Cable and Basic Plus provided by the System during the last full month ending on or prior to such date to subscribers other than Individual Subscribers, including, but not limited to, residential multiple dwelling units, commercial establishments, other subscribers that are billed for such service on a bulk basis and single family households that pay less than the System's regular monthly rate for Basic Cable or Basic Plus, divided by (ii) the sum of (A) the System's regular monthly rate for Basic Cable in effect during such month plus
(B) the System's regular monthly rate for Basic Plus in effect during such month. For purposes of the foregoing there shall be excluded all billings to any bulk account or discounted family household (a) that has not been an active subscriber of the System for at least one full month and made at least one month's payment, (b) that is more than two monthly billing cycles past due based on billing reports for the System prepared in the ordinary course of business,
(c) that is pending disconnection for any reason, (d) that has become a subscriber other than pursuant to customary marketing promotions conducted in the ordinary course of business consistent with the Marketing Plan, or (e) that represent an installation or other non-recurring charge, a late fee or other charge for late payment, a charge for equipment, a charge for any outlet or connection other than the first outlet or first connection in any single family household or, with respect to a bulk account, in any residential unit (e.g., an individual apartment or rental unit), charges for premium services or pay TV, or a pass-through charge for sales Taxes, line-itemized franchise fees and charges, FCC fees and similar items.

     "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise, or property taxes, together with any interest thereon and any penalties, additions to tax, or additional amounts applicable thereto.

     "Tentative Subscriber" shall mean, as of the date of determination, any subscriber of the System at the System's regular monthly subscriber rate for Basic Cable, who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with the Marketing Plan and who has paid at least one month's payment in full without discount, but who has not yet been an active subscriber of the System for one full month.

     "Transaction Documents" means all instruments and documents executed and delivered by Buyer or Seller or any officer, director, or affiliate of either of them in connection with this Agreement or the transactions contemplated hereby.

     1.1  Terms Defined in Other Sections. The following terms, whether used in
          -------------------------------
singular or plural form, have the meanings given in the Sections indicated:

     "Advertising Accounts Receivable"                2.5(b)
     "Adjustment Amount"                              2.6(b)
     "Asset Exchange Agreement"                       Recital C

        "Assets"                                         2.1
        "Assumed Obligations and Liabilities"            2.3
        "Closing"                                        8.1
        "Copyright Liability"                            6.13
        "Current Items Amount"                           2.5
        "Eligible Accounts Receivable"                   2.5(b)
        "Employee Benefit Plan"                          5.15
        "Estoppel Certificate"                           6.1(f)
        "Excluded Assets"                                2.2
        "Final Adjustment Certificate"                   2.6(b)
        "Financial Statements"                           5.8
        "Hired Employees"                                6.9(b)
        "Indemnitee"                                     10.3
        "Indemnitor"                                     10.3
        "Initial Adjustment Certificate"                 2.6(a)
        "Leased Property"                                2.1(b)
        "Lien Releases"                                  7.1
        "Marketing Plan for 1998"                        6.15
        "Minimum Subscriber Amount"                      2.5(e)
        "Multiemployer Plan"                             5.15
        "Noncompetition Covenant"                        3.1
        "Operational Information"                        5.8
        "Outside Closing Date"                           8.1
        "Owned Property"                                 2.1(b)
        "Purchase Price"                                 2.4
        "Real Property"                                  2.1(b)
        "Surveys"                                        6.4
        "System"                                         Recital A
        "System Contracts"                               2.1(e)
        "System Franchises"                              2.1(c)
        "System Licenses"                                2.1(d)
        "Tangible Personal Property"                     2.1(a)
        "Title Commitments"                              6.4
        "Title Company"                                  6.4
        "Title Defect"                                   6.4
        "Transitional Billing Services"                  6.8
        "TWEAN"                                          Recital C
        "WARN"                                           6.9(a)

        1.2  Accounting Terms. All accounting terms used in this Agreement,
             ----------------
unless otherwise provided in this Agreement, shall have the meanings given under GAAP.

                                   ARTICLE 2.
                               PURCHASE AND SALE

   2.1  Covenant of Purchase and Sale; Assets.  Subject to the terms and
        -------------------------------------
conditions set forth in this Agreement, at Closing, Seller shall convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller, for the Purchase Price, free and clear of all Liens (except Permitted Liens), all of the assets and properties, real and personal, tangible and intangible, used by or useful to Seller primarily in its operation of, or otherwise relating to, the System (the "Assets"), including, but not limited to, the following:

        (a)  Tangible Personal Property.  All tangible personal property owned
             --------------------------
by Seller, including, but not limited to, towers, tower equipment, antennae, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal, housedrops, installed subscriber devices, utility poles, local origination equipment, motor vehicles and trailers, earth satellite receive stations and related equipment, microwave equipment, converters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, and other physical assets, including, but not limited to, the items described on Schedule 2.1(a) (the "Tangible Personal Property").

        (b)  Real Property.  All real property and interests in real property,
             -------------
including, but not limited to, the fee interests in the real property described as Owned Property on Schedule 2.1(b) and all improvements thereon
                               ---------------
(the "Owned Property"), the leasehold interests in the real property described as Leased Property on Schedule 2.1(b) and improvements thereon or
                                ---------------
thereto owned or leased by Seller (the "Leased Property"), and all easements, rights of access and other interests in real property, including, but not limited to, the real property interests described on Schedule 2.1(b) (together
                                                     ---------------
with the Owned Property and the Leased Property, the "Real Property").

        (c) Franchises. All franchises and similar authorizations or permits
            ----------
issued by any Governmental Authority or other Person to Seller, including, but not limited to, those described on Schedule 2.1(c) (the "System Franchises").
                                   ---------------

        (d) Licenses. All cable television relay service (CARS), domestic
            --------
satellite receive only (TVRO), business radio and other registrations or licenses held by Seller, all copyright notices, and all other licenses, authorizations, consents, or permits issued by the FCC or any other Governmental Authority to Seller, including, but not limited to, those described on
Schedule 2.1(d) (excluding the System Franchises)(the "System Licenses").
---------------

        (e) Contracts. All leases, pole line or joint line agreements,
            ----------
underground conduit agreements, crossing agreements, construction permits, bulk and commercial service agreements, ad sales agreements, subscriber billing agreements, retransmission consent agreements, must-carry elections and other Contracts to which Seller is a party, including, but not limited to, those described on
Schedule 2.1(e) (the "System Contracts").
---------------

        (f) Accounts Receivable. All subscriber, trade, and other accounts
            -------------------
receivable owed to Seller as payment for services rendered by Seller prior to the Adjustment Time in connection with the operation of the System, as reflected on the billing records of Seller.

        (g) Books and Records. All records located at the System office or
            -----------------
elsewhere to the extent necessary to operate the System as currently operated and conduct the Business as currently conducted, including engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of the System, signal and program carriage, and dealings with Governmental Authorities, including, but not limited to, all reports filed by or on behalf of Seller with the FCC and statements of account filed by or on behalf of Seller with the U.S. Copyright Office, subject to the right of Seller to have such records made available to it for three years after the Closing Date.

   2.2  Excluded Assets.  Notwithstanding the provisions of Section 2.1, the
         --------------
Assets shall not include the following, which shall be retained by Seller (the "Excluded Assets"): (i) programming Contracts; (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments, and other similar items; (iv) cash and cash equivalents; (v) any books and records that Seller is required by law to retain, subject to the right of Buyer to have access to and to copy for a period of three years after the Closing Date, and Seller's minute books and other books and records related to the internal matters and financial relationships with Seller's lenders; (vi) any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Adjustment Time; (vii) subject to Section 3.2, Seller's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; and (viii) the rights, assets, and properties described on Schedule 2.2.
                                            ------------

   2.3  Assumed Obligations and Liabilities.  As of the Adjustment Time, Buyer
        -----------------------------------
shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"): (i) those obligations and liabilities attributable to periods after the Adjustment Time under the System Contracts, System Franchises and System Licenses assigned and transferred to Buyer at Closing; (ii) other obligations and liabilities of Seller only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.5; and (iii) all obligations and liabilities arising out of Buyer's ownership of the Assets or operation of the System after the Adjustment Time. All obligations and liabilities arising out of or relating to the Assets or the System other than the Assumed Obligations and Liabilities shall remain and be the obligations and liabilities solely of Seller, including, but not limited to, all liabilities and obligations arising under the discrimination complaint disclosed on
Schedule 5.14(d).
----------------

   2.4  Purchase Price.  At Closing, Buyer shall pay to Seller, by wire
        --------------
transfer to the account designated in writing by Seller, the sum of $51,500,000 as consideration for the Assets and the Noncompetition Covenant (the "Purchase Price").

   2.5  Current Items Amount.  Buyer or Seller, as appropriate, shall pay to
        --------------------
the other (by increasing or decreasing the funds paid as the Purchase Price) the net amount of the adjustments and prorations effected pursuant to this Section
2.5 (the "Current Items Amount").

        (a) Advance Payments and Deposits. Buyer shall be entitled to an amount
            -----------------------------
equal to the aggregate of (i) all deposits of subscribers of the System for converters, decoders, and similar items, and (ii) all payments made to Seller for (A) services to be rendered by Buyer to subscribers of the System after the Adjustment Time or (B) other services to be rendered by Buyer to other third parties after the Adjustment Time for cable television commercials, channel leasing, or other services or rentals, to the extent all obligations of Seller relating thereto are assumed by Buyer at Closing.

        (b) Eligible Accounts Receivable; Advertising Accounts Receivable.
            -------------------------------------------------------------
Seller shall be entitled to an amount equal to the sum of (i) 95% of the face amount of all Eligible Accounts Receivable that are current or 60 days or less past due as of the Adjustment Time, plus (ii) 95% of the face amount of all Advertising Accounts Receivable that are current or 60 days or less past due as of the Adjustment Time, plus (iii) 80% of the face amount of all Advertising Accounts Receivable that are between 61 and 120 days past due as of the Adjustment Time. "Eligible Accounts Receivable" shall mean accounts receivable resulting from the provision of cable television service by the System to active subscribers (as of the Adjustment Time) that relate to periods of time prior to the Adjustment Time. "Advertising Accounts Receivable" shall mean accounts receivable representing amounts owed to Seller in connection with advertising on the System whether sold directly by Seller, by an advertising sales representative or an advertising agency, or through an advertising interconnect partnership. For purposes of making "past due" calculations under subpart (i) of this paragraph, an Eligible Account Receivable shall be deemed "past due" when the payment due under an original monthly billing statement of Seller has not been received by the System within 30 days following the date of such original monthly billing statement, and for purposes of making "past due" calculations under subparts (ii) and (iii) of this paragraph, an Advertising Account Receivable shall be deemed due and payable on the date of the invoice.

   (c) Expenses. As of the Adjustment Time, the following expenses shall be
       --------
prorated, in accordance with GAAP, so that all expenses for periods prior to the

Adjustment Time shall be for the account of Seller, and all expenses for periods after the Adjustment Time shall be for the account of Buyer:

             (i) all payments and charges under the System Franchises, the System Licenses, and the System Contracts transferred to Buyer at Closing;

             (ii) Taxes levied or assessed against any of the Assets or payable with respect to cable television service and related sales to System subscribers;

             (iii) charges for utilities and other goods or services furnished to the System;

             (iv)  copyright fees based on signal carriage by the System; and

             (v)   all other items of expense relating to the System;

provided, however, that Seller and Buyer shall not prorate any items of expense payable under any Excluded Assets, all of which shall remain and be solely for the account of Seller.

        (d)  Accrued Vacation. Buyer shall be entitled to an amount equal to the
             ----------------
economic value of all accrued vacation time permitted by Buyer to be carried over by the Hired Employees to be taken by such Hired Employees after the Adjustment Time, pursuant to Section 6.9(e).

        (e)  Subscriber Adjustment. If the aggregate number of Individual
             ---------------------
Subscribers and Subscriber Equivalents as of Closing is less than 25,500 (the "Minimum Subscriber Amount"), Buyer shall be entitled to an amount equal to the product of (A) the difference between (i) the Minimum Subscriber Amount and (ii) the aggregate number of Individual Subscribers and Subscriber Equivalents as of Closing multiplied by (B) $2,020; provided, however, that in no event shall such amount exceed the product of 24,800 and $2,020.

        (f)  Tentative Subscribers. At Closing, Seller shall provide TWEAN with
             ---------------------
a list of all Tentative Subscribers as of the Closing Date. For purposes of determining the number of Individual Subscribers as of the Closing Date pursuant to Section 2.5(e) and 7.1(k), all Tentative Subscribers as of the Closing Date shall count as Individual Subscribers; provided, however, that for purposes of making the final adjustments described in Section 2.6(b)(with respect to Section 2.5(e) only), all Tentative Subscribers as of the Closing Date that would have been counted as Individual Subscribers pursuant to this Agreement had such calculation been made 30 days after the Closing Date shall be deemed to be Individual Subscribers.

   2.6  Current Items Amount Calculated.
        -------------------------------

        (a)  Initial Adjustment Certificate. The Current Items Amount shall be
             ------------------------------
estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of Seller and delivered to Buyer and TWEAN not later than ten days prior to Closing. If accepted by Buyer, the Initial Adjustment Certificate shall constitute the basis on which the Current Items Amount is calculated for purposes of Closing. Each of Buyer and Seller shall cause their representatives to diligently attempt to jointly determine prior to Closing, on the basis of the Initial Adjustment Certificate and such other information as they deem relevant, their best estimate of the Current Items Amount. At Closing, the party against whose favor the estimated Current Items Amount is so determined shall pay to the other the estimated Current Items Amount by way of adjustment to the Purchase Price paid by Buyer at Closing.

        (b)  Final Adjustment Certificate. Within 60 days after Closing, Buyer
             ----------------------------
shall deliver to Seller a certificate (the "Final Adjustment Certificate") showing in detail the final determination of the Current Items Amount, which certificate shall be accompanied by appropriate documentation supporting the adjustments proposed in such certificate, and which shall be executed by a duly authorized representative of Buyer. Seller and Buyer shall use their best reasonable efforts to resolve any objections within 30 days after Buyer delivers the Final Adjustment Certificate to Seller. Not later than 10 days after Buyer and Seller have finally agreed upon the Current Items Amount, Buyer or Seller, as appropriate, shall pay to the other by wire transfer the amount by which the Current Items Amount as finally determined differs from the Current Items Amount as estimated in the Initial Adjustment Certificate. If any disputes have not been resolved within such 30-day period, then the disputed portion of the Current Items Amount shall be determined within 90 days thereafter by an accounting firm mutually agreed upon by the parties, whose determination shall be conclusive and binding upon the parties. Buyer and Seller each shall pay one-half of the fees and expenses payable to such accounting firm in connection with such determination. The payment required after determination of all disputed amounts shall be made by the appropriate party within ten days after the final determination.

                                   ARTICLE 3.

                                RELATED MATTERS

   3.1  Noncompetition Covenant.  At Closing, Seller and its general partner
        -----------------------
shall execute and deliver to Buyer and TWEAN a noncompetition covenant in the form of Exhibit A (the "Noncompetition Covenant").
        ---------

   3.2  Use of Names and Logos. For a period of 60 days after Closing, Buyer
        ----------------------
shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in or on the Assets, provided that Buyer shall exercise good faith efforts to remove all such names, marks, logos, and similar proprietary rights from the Assets as soon as reasonably practicable following Closing.

        3.3  Bulk Sales.  Seller shall comply with the Legal Requirements
             ----------
relating to bulk sales applicable to the transactions contemplated hereby. Seller shall indemnify and hold Buyer harmless with respect to all Losses resulting from any noncompliance with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

        3.4  Transfer Taxes.  All sales, use, transfer, and similar taxes or
             --------------
assessments, including, but not limited to, transfer fees, recording fees and similar assessments for System Franchises, System Licenses, System Contracts, vehicles or Real Property, arising from or payable by reason of the conveyance of the Assets shall be paid one-half by Seller and one-half by Buyer. Notwithstanding the foregoing, Seller shall pay all transfer and similar costs or fees in connection with the transfer to Buyer or TWEAN of the Cable Television Installation and Service Subscription Agreement dated February 1, 1990 between Seller and Wilson Springs Pirateland Campground, as amended, and any other similar agreements requiring a payment upon transfer to Buyer. Seller shall use commercially reasonable efforts to obtain, in writing, an acknowledgment, release or other assurance from Wilson Springs Pirateland Campground stating that only one transfer fee shall be charged in connection with the transfer of the System from Seller to Buyer and then from Buyer to TWEAN, the terms of which shall have been previously approved by TWEAN, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE 4.
                     BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

        4.1  Organization of Buyer. Buyer is a corporation, duly organized,
             ---------------------
validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the character of its properties and assets that it owns makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of Buyer to perform its obligations hereunder.

        4.2  Authority.  Buyer has all requisite corporate power and authority
             ---------
to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

   4.3  No Conflict; Consents.  Except as described on Schedule 4.3, and
        ---------------------                          ------------
subject to compliance with the HSR Act, the execution, delivery, and performance by Buyer of this Agreement and the Transaction Documents do not and will not:
(i) conflict with or violate any provision of the certificate or articles of incorporation or by-laws of Buyer; (ii) violate any provision of any Legal Requirements; or (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, any Contract or Lien to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

   4.4  Litigation.  There is no Litigation pending, or to the best of Buyer's
        ----------
Knowledge, threatened, in any court or before any Governmental Authority or any arbitrator, by or against or affecting or relating to Buyer or any of its affiliates that, if adversely determined, would be reasonably likely to restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded.

   4.5  Accuracy of Schedules.  All Schedules to this Agreement relating to
        ---------------------
Buyer's representations and warranties are accurate and complete in all material respects as of the date of this Agreement.

   4.6  No Misrepresentation.  No representation or warranty by Buyer in this
        --------------------
Agreement, nor any statement or certificate furnished to Seller by Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will at Closing contain any untrue statement of a material fact, or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

   4.7  Finders and Brokers.  Buyer has not employed any financial advisor,
        -------------------
broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

   4.8  Taxpayer Identification Number.  Cable One, Inc.'s U.S. Taxpayer
        ------------------------------
Identification Number is as set forth in the introductory paragraph of this Agreement.

                                   ARTICLE 5.
                    SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller represents and warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

     5.1  Organization and Qualification of Seller.  Seller is a limited
          ----------------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Seller is duly qualified to do business as a foreign limited partnership and is in good standing in all jurisdictions in which the ownership or leasing of the Assets or the nature of its activities in connection with the System makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of Seller to perform its obligations under this Agreement.

     5.2  Authority.  Seller has all requisite partnership power and authority
          ---------
to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. Other than the receipt of the approval of Seller's limited partners, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Seller have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     5.3  No Conflict; Consents.  Except as described on Schedule 5.3, and
          ---------------------                          ------------
subject to compliance with the HSR Act, the execution, delivery, and performance by Seller of this Agreement and the Transaction Documents do not and will not:
(i) conflict with or violate any provision of the certificate of limited partnership or Limited Partnership Agreement of Seller; (ii) violate any provision of any Legal Requirements; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Contract or Lien to which Seller is a party or by which Seller or the assets or properties owned or leased by it are bound or affected; (iv) result in the creation or imposition of any Lien against or upon any of the Assets; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

        5.4  Assets; Title, Condition, and Sufficiency. Schedule 2.1(a)
             -----------------------------------------  ---------------
identifies all material items of Tangible Personal Property included in the Assets and Schedule 2.1(b) contains descriptions of all Real Property included
           ---------------
in the Assets. Except as described on Schedule 5.4, Seller has good and
                                      ------------
marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) all of the Assets, free and clear of all Liens, except Permitted Liens. The tangible Assets are in good operating condition and repair, ordinary wear and tear excepted. All items of cable plant and headend equipment included in the Assets (i) currently are being maintained in a manner consistent with generally accepted standards of good engineering practice, and (ii) will permit the System to operate in accordance with the terms of the Franchises and other Legal Requirements. Except for the Excluded Assets, the Assets constitute all property and rights, real and personal, tangible and intangible, necessary or required, to operate the System as currently operated and conduct the Business as currently conducted in compliance with all Legal Requirements.

        5.5  System Franchises, System Licenses, and System Contracts.
             --------------------------------------------------------

             (a) Except for the System Franchises, System Licenses, and System Contracts described on Schedules 2.1(c), 2.1(d) and 2.1(e), respectively,
                       ----------------  ------     ------
Contracts included in the Excluded Assets, subscription agreements made in the ordinary course of business with individual resident subscribers for the cable television services provided by the System, and except as described on Schedules
                                                                       ---------
5.5, Seller is not bound or affected by any of the following that relate to the
---
System: (i) leases of real or personal property (whether as lessor or lessee);
(ii) Contracts granting any Person a Lien on or against any of the Assets; (iii) franchises or similar authorizations; (iv) licenses or permits authorized or issued by any Governmental Authority or other Person; (v) Contracts of employment, or Contracts with consultants or independent contractors; or (vi) Contracts other than those described in any other paragraph of this Section 5.5 that contemplate payments by or to Seller in any twelve-month period exceeding $20,000 individually or $50,000 in the aggregate. The System Franchises, System Contracts and System Licenses are sufficient to permit Buyer to operate the System lawfully in the manner in which it currently is operated. Except as stated in the System Franchises, there are no outstanding, material cable plant construction, equipment acquisition or other capital commitments with respect to the System that have been requested by any Governmental Authority or to which Seller has otherwise committed.

             (b) Seller has delivered to TWEAN true and complete copies of each of the System Franchises, System Licenses, and System Contracts, including any amendments, assignments and consents thereto (or, in the case of oral System Contracts, true and complete written summaries thereof). Except as described in
Schedule 5.5: (i) each of the System Franchises, System Licenses, and System
------------
Contracts is valid, in full force and effect, and, to Seller's Knowledge, enforceable in accordance with its terms against the parties thereto other than Seller, and Seller has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than Seller, or any combination thereof) by Seller nor, to the Knowledge of Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by any Person other than Seller under any of the System Franchises, System Licenses, or System Contracts; and
(iii) neither Seller nor, to the Knowledge of Seller, any other Person is in arrears in the performance or satisfaction of its obligations under any of the System Franchises, System Licenses, or System Contracts, and no waiver or indulgence has been granted by any of the parties thereto.

        5.6  Real Property.  The Real Property comprises all real property
             -------------
interests necessary to conduct the Business as now conducted. To Seller's Knowledge, there is no easement or other real property interest, other than the Real Property, that is required, or that has been asserted by a Governmental Authority or a third-party to be required, to conduct the Business or operations of the System. Except for routine repairs, all of the improvements, leasehold improvements, and the premises of the Real Property are in good condition and repair and are suitable for the purposes used. To Seller's Knowledge, the current use and occupancy of the Real Property do not constitute nonconforming uses under any applicable zoning Legal Requirements. Each parcel of Owned Property and each parcel of Leased Property (i) has access to and over public streets, or private streets for which Seller has a valid right of ingress and egress, (ii) conforms in its current use in all material respects to all material zoning requirements without reliance upon a variance issued by a local government or a classification of the parcel in question as a nonconforming use, and (iii) conforms in its use in all material respects to all material restrictive covenants, if any, or other material encumbrances affecting all or part of such parcel.

        5.7  Litigation.  Except as set forth in Schedule 5.7: (i) there is no
             ----------                          ------------
Litigation pending or, to Seller's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against Seller which if determined adversely, would be reasonably likely to materially adversely affect the financial condition or operations of the System, the Assets, or the ability of Seller to perform its obligations under this Agreement, or which seeks or reasonably is likely to result in the modification, revocation, termination, suspension, or other limitation of any of the System Franchises, System Licenses, or System Contracts; and (ii) there is not in existence any Judgment requiring Seller to take any action of any kind with respect to the Assets or the operation of the System, or to which Seller (with respect to the System), the System, or the Assets are subject or by which they are bound or affected.

        5.8  Financial Statements.  Seller has delivered to TWEAN (i) unaudited
             --------------------
balance sheets of the System as of the fiscal years ended December 31, 1994, 1995 and 1996 and an unaudited balance sheet of the System as of June 30, 1997,
(ii) unaudited statements of operation for the System for the twelve-month periods ended December 31, 1994, 1995 and 1996, and an unaudited statement of operations for the System for the six months ended June 30, 1997, (collectively, the "Financial Statements"), and (iii) information for the System regarding subscribers for each month since January 1, 1995 through the date of this Agreement, together with an accounts receivable aging report for the most recent month (the "Operational Information"). The Financial Statements and the Operational Information are in accordance with all books, records, and accounts of Seller and are true, correct, and complete in all material respects. The Financial Statements were prepared in accordance with GAAP, present fairly the financial position of the System as of the dates indicated and the results of operations of the System for the periods indicated subject to normal year-end adjustments, and were prepared on a basis consistent in all material respects with all other financial statements, balance sheets, and operating cash flow statements of Seller. The assets and liabilities and items of income and expense on the Financial Statements are bona fide.

        5.9  Tax Returns; Other Reports.  Except as described on Schedule 5.9,
             --------------------------                          ------------
and with respect to the System and the Assets only, (i) Seller has duly and timely filed in true and correct form all federal, state, local, and foreign tax returns and other reports required to be filed and has duly and timely paid all Taxes which have become due and payable by Seller, whether or not so shown on any such return or report, (ii) Seller has received no notice of, nor does Seller have any Knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority, and (iii) other than as may relate to Seller generally, there are no audits pending, there are no outstanding agreements or waivers that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes for any period, and there are no determined tax deficiencies or proposed tax assessments against Seller.

        5.10 System Information.  Schedule 5.10 sets forth a materially true and
             ------------------   -------------
accurate description of the following information as of the date set forth in the Schedule:

                (i) the approximate number of miles of activated aerial and underground plant included in the Assets;

                (ii) the approximate number of Individual Subscribers and Subscriber Equivalents served by the System;

                (iii) a description of basic and optional or tier services available from the System, the rates charged by Seller for each, and the approximate number of Individual Subscribers and Subscriber Equivalents receiving each optional or tier service;

                (iv)  the approximate number of passings of the System;

                (v) the stations and signals carried by the System, the channel position of each such signal and station, and all frequencies utilized by the System;

                (vi)    the MHz and channel capacity of the System;

                (vii) a list of the multiple dwelling units, commercial establishments and other subscribers served by Seller that are billed for cable television service on a bulk basis (including names and addresses), the number of units in each such multiple dwelling unit or commercial establishment, and the monthly rates charged for each such service; and

                (viii) a list of the cities, towns, villages, boroughs and counties served by the System.

           5.11 Bonds.  Except as set forth in Schedule 5.11, there are no
                -----                          -------------
franchise, construction, fidelity, performance or other bonds, or letters of credit, posted or required to be posted by Seller in connection with the System or the Assets.

           5.12 Compliance with Legal Requirements.
                ----------------------------------

                (a) The operation of the System as currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the Knowledge of Seller, proposed to become effective. Seller has received no notice of any violation by Seller or the System of any Legal Requirement applicable to the operation of the System as currently conducted, and knows of no basis for the allegation of any such violation.

                (b) Without limiting the generality of the foregoing, Seller, the Business, and the operation of the System are each in compliance with the Communications Act and the Cable Act, except for violations(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the System. Seller has submitted to the FCC all filings, including but not limited to cable television registration statements, annual reports, and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC. The operation of the System has been and is in compliance in all material respects with the rules and regulations of the FCC, and Seller has not received notice from the FCC of any violation of its rules and regulations. Seller has delivered to TWEAN copies of all reports and filings for the past three years, made or filed pursuant to FCC and Copyright rules and regulations by Seller with respect to the System and shall make available to TWEAN all other past reports and filings made or filed pursuant to FCC and Copyright rules and regulations by Seller with respect to the System. Seller has delivered to TWEAN true and complete copies of all FCC Forms 159, 159(C), 328, 329, 393, 1200, 1205, 1210 (or 1240), 1215 and 1220 that have been prepared with respect to the System, copies of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the System, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the System, and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act claimed by Seller with respect to the System. Seller has provided TWEAN with true and complete copies of all requests for franchise renewal that have been filed since 1993 with Governmental Authorities with respect to the System Franchises.

             (c) Seller is presently permitted under all applicable System Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that Seller makes available to subscribers of the System and to utilize all carrier frequencies generated by the operations of the System, and is licensed to operate all the facilities required by law to be licensed, including any business radio and any cable television relay service system, being operated as part of the System. Other than requests for network nonduplication, sports blackout and syndex protection and notices of election of must-carry status and retransmission consents or other communications made pursuant to the Cable Act, no written requests or notices or demands (written or oral) have been received by Seller during the three year period preceding the date of this Agreement from the FCC, the United States Copyright Office, any local or other television station or system, any Governmental Authority or other Person challenging or questioning the right of Seller's operation of the System, or requesting signal carriage or challenging the right of Seller to carry or deliver any signal. Seller has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the System. The System is carrying all of the "must carry" signals required to be carried pursuant to the FCC's rules and regulations. Seller has obtained all necessary retransmission consent for broadcast stations that are carried by the System and that have elected carriage pursuant to retransmission consent.

             (d) Seller has conducted all system and microwave proof-of-performance tests and all CLI-related tests as are required to be conducted with respect to the System. Seller has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with Seller's monitoring obligations under the rules and regulations of the FCC; and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System. Seller has filed all required FCC notifications for the operation of the System in all necessary aeronautical frequency bands.

             (e) Seller has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the Business and operations of the System as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. Seller and the System are in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the System, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System, as to which Seller makes no representation. Seller is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner. To Seller's Knowledge, there is no inquiry, claim, action or demand pending before the United States Copyright Office or from any other party which questions the copyright filings or payments made by Seller with respect to the System with respect to which Buyer will incur any Losses.

           (f) All required FAA no hazard determinations have been obtained with respect to the construction and/or alteration of towers used in connection with the operation of the System. The towers have been marked and lit, where required, in compliance in all material respects with applicable FCC and FAA rules.

           (g) All of the broadcast television signals carried by the System are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

   5.13    No Adverse Change. Since the date of this Agreement, the
           -----------------
Assets and the financial condition and operations of the System have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise. Since December 31, 1996, there has been no material adverse change in the Assets or the financial condition or operations of the System, other than changes arising out of matters of a general economic nature or matters affecting the cable television industry generally (including, without limitation, competition caused by or arising from multichannel multipoint distribution service, direct broadcast satellite and/or operators of cable television systems, and legislation, rulemaking or regulation).

   5.14    Employees.
           ---------

           (a) Schedule 5.14(a) sets forth a true and complete list of the
               ----------------
names, titles and rates of compensation of all individuals employed by Seller as of the date of this Agreement who render services primarily to the System.

           (b) There are no collective bargaining agreements applicable to any individual employed by Seller who renders services primarily in connection with the System, and Seller has not bargained, and has no duty to bargain, with any labor organization with respect to any such individuals. There are not pending any unfair labor practice charges against Seller, nor any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any persons employed by Seller that render services in connection with the System.

        (c) With respect to any individuals employed by Seller that render services primarily in connection with the System, Seller is in compliance in all material respects with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

        (d) With respect to any individuals employed by Seller that render services primarily in connection with the System, (i) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices, and (ii) except as described on Schedule 5.14(d), there are no pending or, to Seller's Knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority nor, to Seller's Knowledge, does any basis therefor exist.

        (e) There are no existing or, to Seller's Knowledge, threatened, labor strikes, disputes, or grievances affecting the System or other labor controversies that could reasonably be expected to have a material and adverse effect on the financial condition or operations of the System. There are no pending or, to the Knowledge of Seller, threatened, arbitration or other legal proceedings under any System Contracts respecting Seller's employees, nor to the Knowledge of Seller, does any basis therefor exist.

        (f)  Except as set forth on Schedule 5.14(f), Seller is not a party to
                                    -------------
any employment agreement, written or oral, relating to employees of the System which cannot be terminated at will by Seller and, except as set forth on
Schedule 5.14(f), Seller has not had and does not currently have any pension or
----------------
profit sharing or other employee benefit plan relating to employees of the System. True, correct and complete copies of the material provisions of all agreements and plans listed on Schedule 5.14(f) have been delivered by Seller to
                               ----------------
TWEAN.

   5.15 Employee Benefits.  Neither Seller nor any "Employee Benefit Plan", or
        -----------------
to Seller's Knowledge, any "Multiemployer Plan" (as those terms are defined in ERISA) maintained by Seller or to which Seller has or has had the obligation to contribute in respect of any employees that render services in connection with the System is in violation of any provision of ERISA; no reportable event, within the meaning of Section 4043 of ERISA, has occurred and is continuing with respect to any such Employee

Benefit Plan, or, to Seller's Knowledge, any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, to Seller's Knowledge, any such Multiemployer Plan.

        5.16 Environmental.
             -------------

             (a) Seller has received no notice that it is, and to Seller's Knowledge it is not, (i) the subject of any "Superfund" evaluation or investigation, or (ii) the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property. None of the Real Property is included, nor to Seller's Knowledge has it been considered for inclusion, in any federal, state, or local list or registry of properties contaminated by Hazardous Substances, including but not limited to the National Priorities List or the CERCLIS List.

             (b) All material permits, licenses, permissions, and other authorizations relating to the Real Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. Seller is in compliance in all material respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the Real Property. Seller has not received notice of, and has no Knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including but not limited to the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the Real Property, that could interfere or prevent continued compliance with, or that are reasonably likely to give rise to any liability under, any environmental Legal Requirement, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the Real Property.

             (c) Seller has delivered to TWEAN copies of all environmental reports and studies that Seller has commissioned with respect to the Real Property, and such copies are true, complete and accurate copies of such reports and studies.

              (d)  Except as disclosed on Schedule 5.16, no underground storage
                                          -------------
tanks currently are located on the Real Property, and, to Seller's Knowledge,
(i) no underground storage tanks have been located on the Real Property; (ii) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing, or producing gasoline or any other petroleum products or wastes; (iii) no solid waste or Hazardous Substances have been disposed of at the Real Property; and (iv) no asbestos containing materials or polychlorinated biphenyls are present in or on the Real Property.

        5.17 Intangibles.  The operation of the System as currently conducted
             -----------
does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, trade name, patent, patent right, license, trade secret or franchise, and there is not pending or, to Seller's Knowledge, threatened any action with respect to any such infringement or breach.

        5.18 Books and Records.  All of the books, records, and accounts of the
             -----------------
System are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements and accurately present and reflect in all material respects all of the transactions therein described.

        5.19 Accounts Receivable.  Seller is the true and lawful owner of its
             -------------------
accounts receivable and has good and clear title to each account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such account is (i) a valid obligation of the account debtor enforceable in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

        5.20 No Overbuilds.  Except as described on Schedule 5.20 and other than
             -------------                          -------------
direct satellite broadcast services, to Seller's Knowledge, as of the date of this Agreement, (i) Seller is currently the only Person operating a cable television system, multipoint multichannel distribution service or other multichannel video programming service in the service area of the System; (ii) no Person other than Seller has been granted a franchise, permit or license to build or operate a cable television system, multipoint multichannel distribution service or other multichannel video programming service in any of the communities or unincorporated areas presently served by the System; and (iii) no Person is contemplating the operation of a cable television system, multipoint multichannel distribution service, or other multichannel video programming service in the service area of the System. Seller has provided to TWEAN copies of all documents, filings, correspondence and other written information in Seller's possession relating to the overbuilds with each of Horry Telephone Cablevision, Cable Vision and Genesis Cable, Inc., other than certain documents which were prepared by Seller's attorneys and are subject to the attorney-client privilege. Such documents subject to the attorney-client privilege contain no material factual information not otherwise contained in the documents provided by Seller to TWEAN hereunder.

        5.21 No Rights of First Refusal.  There is not outstanding any right of
             --------------------------
first refusal, option or other similar right granting any Person the right or option to purchase, lease or obtain any other ownership interest in any of the Assets or the System.

        5.22 Accuracy of Schedules.  All Schedules to this Agreement relating to
             ---------------------
(i) Seller's representations and warranties and (ii) the Assets or the System are accurate and complete in all material respects as of the date of this Agreement.

        5.23 No Misrepresentation. No representation or warranty by Seller
             --------------------
in this Agreement, nor any statement or certificate furnished to Buyer by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will at Closing contain any untrue statement of a material fact, or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

        5.24 Finders and Brokers. Seller has not employed any financial advisor,
             -------------------
broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer will in any way have any liability.

        5.25 Tier Penetration.  The number of Individual Subscribers who
             ----------------
subscribe to Basic Plus is at least 93% of the total number of Individual Subscribers.

        5.26 Taxpayer Identification Number. Seller's U.S. Taxpayer
             ------------------------------
Identification Number is as set forth in the introductory paragraph of this Agreement.

                                   ARTICLE 6.
                                   COVENANTS

        6.1  Certain Affirmative Covenants of Seller. Except as TWEAN may
             ---------------------------------------
otherwise consent in writing, between the date of this Agreement and Closing Seller shall:

             (a) Operate the System in the usual and ordinary course and in accordance with past practices (including, but not limited to, maintaining appropriate staff and management personnel consistent with past practices) and, to the extent consistent with such operation, use commercially reasonable efforts to (i) preserve the current business organization of the System intact, including preserving existing relationships with franchising authorities, (ii) keep available the services of its employees providing services in connection with the System, (iii) preserve any beneficial business relationships with all customers, suppliers, and others having business dealings with Seller relating to the System, (iv) subject to Section 6.2, continue normal marketing, advertising, and promotional expenditures with respect to the System in the ordinary course of business consistent with the Marketing Plan, and (v) maintain inventories of equipment and supplies at levels consistent with past practices;

        (b) Maintain (i) the Assets in good condition and repair, ordinary wear excepted, and (ii) in full force and effect policies of insurance with respect to the Assets and the operation of the System, in such amounts and with respect to such risks as are customarily maintained by operators of cable television systems of the size and in the geographic location of the System;

        (c) (i) duly comply in all material respects with all applicable Legal Requirements; (ii) perform in all material respects all of its obligations under all of the System Franchises, System Licenses, and System Contracts without default; and (iii) maintain its books, records, and accounts with respect to the Assets and the Business in the usual, regular, and ordinary manner on a basis consistent with past practices.

        (d) (i) give to TWEAN, and its counsel, accountants, and other representatives, full access during normal business hours to the premises of the System, the Real Property, all of the Assets, Seller's books and records, and the System's personnel; and (ii) furnish to Buyer, TWEAN and such representatives all such additional documents, financial information, and other information as Buyer or TWEAN may from time to time reasonably request; provided that no investigation by Buyer, TWEAN or their respective representatives shall affect or limit the scope of any of the representations and warranties of Seller herein or in any Transaction Document or limit the liability of Seller for any breach of such representations and warranties; and provided further that Buyer and TWEAN shall perform any investigation pursuant to this paragraph in such a manner as not to interfere materially with the conduct of the Business;

        (e) use commercially reasonable efforts to obtain in writing as promptly as possible all approvals, authorizations, and consents relating to the System required to consummate the transactions contemplated hereby and the subsequent transfer and assignment of Assets from Buyer to TWEAN pursuant to the Exchange Agreement, and deliver to Buyer and TWEAN copies, satisfactory in form and substance to Buyer and TWEAN, of such approvals, authorizations, and consents; provided, however, that Seller (i) shall afford Buyer and TWEAN the opportunity to review, approve and revise the form of consent prior to delivery to the party whose consent is sought, and (ii) shall not accept or agree or accede to any modifications or amendments to, or any conditions to the transfer of, any of the System Franchises, System Licenses, or System Contracts that are not acceptable to TWEAN;

        (f) use commercially reasonable efforts to obtain certificates in form reasonably acceptable to TWEAN, executed by the lessor of each of the real property leases included in the System Contracts under which Seller is a lessee (the "Estoppel Certificates"), each certifying that the respective real property lease is in full force and effect and that the parties are not in default thereunder;

        (g) promptly deliver to TWEAN true and complete copies of all monthly and quarterly financial statements and operating reports with respect to the System and any other reports with respect to the operation of the System prepared by or for Seller at any time from the date hereof until Closing, and any other similar materials which TWEAN may reasonably request;

        (h) terminate the employment of all employees of Seller working for the System on the Closing Date but prior to the Adjustment Time;

        (i) promptly upon becoming aware of such matter, notify Buyer and TWEAN of any fact, event, circumstance, action or omission which would prohibit Seller from complying with or performing any covenant, agreement or obligation required to be performed or complied with prior to the Closing Date;

        (j) promptly notify Buyer and TWEAN of any fact, event, circumstance, action or omission (i) that, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of Seller's representations or warranties under this Agreement or in any Transaction Document not to be true in any material respect, and with respect to clause (ii), use commercially reasonable efforts to remedy the same; and

        (k) use commercially reasonable efforts to obtain in writing as promptly as possible renewals or extensions of System Contracts that have expired or will expire prior to the anticipated Closing Date, and deliver to Buyer and TWEAN copies of such extensions, as well as copies of such renewals which are satisfactory in form and substance to TWEAN in its reasonable judgment; provided, however, that Seller (i) shall afford TWEAN the opportunity to review, approve and revise the form of renewal agreement prior to delivery to the party whose agreement is sought, and (ii) shall not accept, agree to or accede to any conditions materially more burdensome than the System Contract that preceded such renewal or extension agreement without the prior consent of TWEAN.

   6.2  Certain Negative Covenants of Seller.  Except as TWEAN may otherwise
        ------------------------------------
consent in writing, or as contemplated by this Agreement, between the date of this Agreement and Closing Seller shall not:

        (a) modify, terminate, renew, suspend or abrogate any System Contract, including, but not limited to, retransmission consent agreements, other than in the ordinary course of business;

        (b) modify, terminate, renew, suspend, or abrogate any System Franchise or System License;

        (c) sell, assign, transfer or otherwise dispose of any of the Assets other than in the ordinary course of business and on an arms' length basis;

        (d) take any action that would result in the creation of a Lien on any of the Assets which would not be released prior to or at Closing;

        (e) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties contained in this Agreement or in any Transaction Document not being true and correct in all material respects when made or at Closing;

        (f) (1) engage in any marketing, subscriber installation, or collection practices that are inconsistent with the Marketing Plan, (2) notwithstanding the Marketing Plan, conduct any "$.99" discount or similar campaigns within three months prior to Closing, or (3) notwithstanding the Marketing Plan, conduct any "Sprint Partnership" or similar campaigns unless agreed to in writing by Buyer and TWEAN;

        (g) change the compensation or benefits payable, or to become payable, by Seller to any Person employed in connection with the conduct of the Business or operations of the System, including benefits under any Employee Benefit Plan or Benefit Arrangement, except (i) as required by existing written agreement,
(ii) such staying bonuses as Seller may deem appropriate to retain key employees and which bonuses shall be paid by Seller; provided, however, that Buyer shall not be obligated to make or continue any such incentives or similar payments after the Closing Date, or (iii) in the ordinary course of business consistent with past practices;

        (h)  except as set forth on Schedule 6.2(h), implement any increase or
                                    ---------------
decrease in rates for Basic Cable, Basic Plus or any other tier of service or charges for remotes or installation, make any changes in channel lineups, including channel additions, deletions or substitutions, or implement any retiering or repackaging of, or any changes in, cable television programming offered by the System, except as required pursuant to a Legal Requirement or Judgment; or

        (i) solicit or participate in negotiations with or accept (and Seller shall use its best efforts to prevent any affiliate, partner, director, officer, employer, agent or other representative of Seller from negotiating with, soliciting or participating in negotiations with or accepting) any offer of any third party with respect to the sale, transfer or other disposition of any material portion of the Assets or the System or any transaction inconsistent with those contemplated by this Agreement.

   6.3  Confidentiality and Publicity.
        -----------------------------

        (a) Each party shall hold in strict confidence all documents and information concerning the other party and its business and properties (except that either party may disclose such documents and information to any Governmental Authority reviewing the transactions contemplated hereby or as required in either party's reasonable judgment pursuant to any Legal Requirement), and if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing the same.

        (b) Buyer and Seller each shall consult with and cooperate with each other with respect to the content and timing of all press releases and other public announcements. Except as required by applicable Legal Requirements, neither Buyer nor Seller shall make any such release or announcement without the prior written approval of the other, which approval shall not be unreasonably withheld.

   6.4  Title Insurance Commitments. Seller shall provide to TWEAN, at Seller's
        ---------------------------
cost, within 45 days after the date of this Agreement, (i) commitments of title insurance (the "Title Commitments") issued by a nationally-recognized title insurance company (the "Title Company") containing policy limits and other terms reasonably acceptable to TWEAN, together with photocopies of all documents described as exception therein, committing to insure in TWEAN fee title to each parcel of the Owned Property by ALTA (1992) policies of title insurance, and
(ii) ALTA-ACSM (1992 Standards) surveys of each parcel of the Owned Property, which shall show the property boundaries, locations and dimensions of improvements, and all easements of record or visible on the ground, and locating the property by reference to an identifiable benchmark for each parcel of the Owned Property (the "Surveys"), certified to TWEAN and the Title Company. If TWEAN shall notify Seller within 30 days of its receipt of both the Title Commitments and the Surveys of any Lien (other than Permitted Liens) or other matter affecting title to Owned Property which, in the determination of TWEAN, renders title to any parcel of Owned Property uninsurable or unmerchantable, or that could adversely affect the use of any parcel of Owned Property for the purposes for which it is currently used by Seller (each a "Title Defect"), Seller shall exercise its reasonable best efforts to remove or, with the consent of TWEAN, cause the Title Company to commit to insure over, each Title Defect prior to Closing.

   6.5  HSR Act Compliance.  Within 30 days after the date hereof, Seller and
        ------------------
Buyer shall, and Buyer shall use its commercially reasonable efforts to cause TWEAN to, prepare and file proper premerger notification forms and affidavits in compliance with the HSR Act with respect to the transactions contemplated by this Agreement. Buyer and Seller shall each pay one-half of all fees payable to Governmental Authorities in connection with the filings made by Buyer and Seller. If following the filing of such forms any Governmental Authority shall challenge the transactions contemplated hereby, or request additional filings or information relating hereto, then Buyer and Seller shall use commercially reasonable efforts to overcome such challenge or comply with such request to the extent that the efforts related thereto are neither materially burdensome nor would require a disclosure adverse to a party's legitimate business interests. If

Buyer or Seller reasonably determines that contesting such challenge or making or providing any such additional filing or information would be materially burdensome or require a disclosure adverse to such party's legitimate business interests, then, such party shall be entitled, at its option, to withdraw its filing and terminate this Agreement.

   6.6  Cooperation with Seller.  Buyer shall use commercially reasonable
        -----------------------
efforts to cooperate and to cause TWEAN to use its commercially reasonable efforts to cooperate with Seller in obtaining all necessary approvals, waivers, and consents including, but not limited to, to the extent commercially reasonable, attending meetings with the parties who must provide such approvals, waivers, and consents and by providing the appropriate financial statements, insurance certificates, and surety bonds required in order to obtain such approvals, waivers, and consents.

   6.7  Supplements to Schedules.  Each of Seller and Buyer shall, from time to
        ------------------------
time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of Buyer and Seller in Sections 7.1 and 7.2 and the liability of Seller or of Buyer following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to this Agreement delivered no later than three days prior to Closing by the party making such amendment that (i) are accepted in writing by the other party or (ii) reflect actions permitted by this Agreement to be taken prior to Closing.

   6.8  Transitional Billing Services.  Upon TWEAN's written request, which
        -----------------------------
shall be made at least 30 days prior to Closing, and at the actual out-of-pocket cost of Seller, Seller shall provide to Buyer subscriber billing services ("Transitional Billing Services") in connection with the System for a period of up to 90 days following Closing to allow for conversion of existing billing arrangements. Seller shall cooperate with all reasonable requests of TWEAN in connection with the first billing cycle following Closing.

   6.9  Employee Benefit Matters.
        ------------------------

        (a) Seller shall remain solely responsible for, and shall indemnify and hold harmless Buyer from and against all Losses arising with respect to, all salaries and all severance, vacation (other than vacation that is allowed to be carried over pursuant to Section 6.9(e)), holiday pay, and all other benefits to which employees of Seller may be entitled for periods prior to the Adjustment Time in connection with any welfare, medical, insurance, disability or other Employee Benefit Plans or Benefit Arrangements, as a result of (i) consummation of the transactions contemplated hereby, including any costs relating to the continuation of health benefits under COBRA, (ii) their employment by Seller or its Affiliates prior to the Adjustment Time, (iii) the termination of their employment prior to the Adjustment Time, (iv) the obligation, if any, to notify or bargain with any labor organization prior to the Adjustment Time, or (iv) pursuant to any applicable Legal Requirement (including the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq. ("WARN")), or otherwise, relating to their employment prior to the Adjustment Time. Seller shall retain full responsibility and liability for compliance with the provisions of COBRA with respect to any employee or former employee of Seller, or any beneficiary of any such employee or former employee, who is covered under any group health plan, within the meaning of Section 5000(b)(i) of the Code, maintained by Seller or its ERISA Affiliates as of the Closing Date, whether pursuant to the provisions of COBRA or otherwise. Seller shall hold Buyer and any ERISA Affiliate of Buyer harmless from and fully indemnify them against any Losses that relate to continuation coverage under COBRA arising as a result of any action or omission by Seller or because Buyer is deemed to be a successor employer to Seller.

        (b) TWEAN may, but shall have no obligation to, employ or offer employment to any employee of the System who is actively at work on the Closing Date. Seller agrees to cooperate in all reasonable respects with TWEAN to allow TWEAN to evaluate and interview employees of the System to make hiring decisions, including allowing TWEAN to contact employees during normal business hours and making personnel records available to TWEAN, subject to applicable Legal Requirements. At least 60 days prior to the anticipated Closing Date, Buyer shall provide to Seller a list of the names of Seller's employees to whom TWEAN plans to offer employment. As of the Closing Date but prior to the Adjustment Time, Seller shall terminate the employment of all employees of the System who TWEAN plans to hire as of the Adjustment Time ("Hired Employees").

        (c) Seller shall pay to all employees of the System all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, accrued vacation (other than vacation that is allowed to be carried over pursuant to Section 6.9(e)) and other compensation or benefits to which they are entitled for periods prior to the Adjustment Time, including all amounts, if any, payable on account of the termination of their employment.

        (d) Seller shall be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan (within the meaning of Section 3(3) of ERISA) maintained by Seller or its ERISA Affiliates pursuant to the provisions of such plans. Buyer shall not assume any obligation or liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any Employee Benefit Plans maintained by Seller or its ERISA Affiliates.

        (e) Notwithstanding anything to the contrary herein, Buyer shall credit each Hired Employee for, and allow each Hired Employee to take as vacation days, the number of vacation days accrued but not used by such Hired Employee during employment with Seller as of the Closing Date, up to the maximum number of vacation days that such Hired Employee would have accrued under the applicable vacation policy of TWEAN had TWEAN owned the System during the same period of employment. If a Hired Employee carries over a number of accrued vacation days exceeding the maximum number of vacation days permitted under TWEAN's vacation leave policy for that same period, Buyer shall have no obligation to permit such Hired Employee to take such excess vacation days, but, if it does not, shall pay such Hired Employee for such excess vacation days an amount equal to that portion of the adjustment effected pursuant to Section 2.5(d) that corresponds to such excess vacation days. In no event shall the liability assumed by Buyer as of Closing under this paragraph exceed the amount by which an adjustment for accrued vacation pay is made in favor of Buyer under Section 2.5(d).

        (f) After the Closing Date, in order to permit Seller to make distributions to any former employee who is a Hired Employee of the balance of such employee's 401(k) account in Seller's tax qualified plan, if any, as soon as legally permitted, Buyer shall notify Seller of the date of the termination of each such employee's employment with Buyer for any reason within 45 days thereafter; provided, however, that, Buyer's failure to so inform Seller shall not constitute a breach by Buyer of this Agreement and Buyer shall have no liability to Seller in connection with such a failure.

        (g) Nothing in this Section 6.9 or elsewhere in this Agreement shall be deemed to make any employee of Seller or its Affiliates a third party beneficiary of this Agreement.

   6.10 Post-Closing Obtaining of Consents, Authorizations and Approvals.
        ----------------------------------------------------------------
Subsequent to Closing, each party shall continue to use its commercially reasonable efforts at its own expense to obtain in writing as promptly as possible any consent, authorization or approval required to be obtained by it that was not obtained on or before Closing, and deliver copies of such, reasonably satisfactory in form and substance, to the other. The obligations set forth in this subsection shall survive Closing and shall not be merged in the consummation of the transactions contemplated hereby. From Closing until each such consent, authorization or approval is obtained, each party shall act as the agent for the other, and shall preserve the benefit of and enforce the System Contract or other right to which such consent, authorization or approval pertains to the fullest extent permissible under the applicable System Contract or other right. Upon request of the other, at Closing, Buyer and Seller shall enter into an agency agreement in a form mutually satisfactory to each party specifying the terms of such agency.

   6.11 Designation of Retransmission Consent Agreements.  By written notice
        ------------------------------------------------
delivered to Seller no later than 30 days prior to the Closing Date, TWEAN may designate those retransmission consent agreements relating to the System that it desires Buyer to assume. The retransmission consent agreements that TWEAN so designates shall be deemed System Contracts and assigned to Buyer at Closing, and the agreements that TWEAN does not so designate shall be deemed Excluded Assets. Upon receipt of such notice, Seller shall use commercially reasonable efforts to obtain in writing all approvals, authorizations or consents required to be obtained to transfer such System Contracts to Buyer and to transfer such System Contracts from Buyer to TWEAN.

   6.12 Leased Vehicles.  Seller shall pay the remaining balances on any leases
        ---------------
for vehicles included in its Tangible Personal Property, and deliver title to such vehicles free and clear of all Liens to Buyer at Closing.

   6.13 Distant Signals.  For a period ending on November 14, 1997, TWEAN may
        ---------------
identify any potential, material copyright liabilities that could arise out of the carriage by TWEAN of distant signals after the Closing Date (a "Copyright Liability"). Upon receipt on or prior to November 14, 1997 of notice from TWEAN of a Copyright Liability, Seller shall take such steps as may be reasonably necessary to eliminate such Copyright Liability prior to December 31, 1997.

   6.14 Seller Approvals.  As soon as reasonably practicable after the
        ----------------
execution of this Agreement, Seller shall submit this Agreement for approval to its limited partners. Seller shall cause its general partner to recommend that Seller's limited partners approve this agreement and the transactions contemplated hereby and Seller shall make commercially reasonable efforts to obtain such approval from its limited partners.

   6.15 Marketing Plan for 1998.  If the Closing has not occurred by December
        -----------------------
31, 1997, then Buyer and Seller shall use commercially reasonable efforts to agree upon a marketing plan for the System for the 1998 calendar year (the "Marketing Plan for 1998"). Until Buyer and Seller agree upon the Marketing Plan for 1998, Seller shall continue its marketing efforts with respect to the System consistent with the Marketing Plan for 1997 and the term "Marketing Plan" shall be deemed to mean the Marketing Plan for 1997.

                                  ARTICLE 7.
                             CONDITIONS PRECEDENT

   7.1 Conditions to Buyer's Obligations.  The obligations of Buyer to
       ---------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any of which may be waived by Buyer in its sole discretion:

        (a)  Accuracy of Representations and Warranties.  The representations
             ------------------------------------------
and warranties of Seller in this Agreement or in any Transaction Document shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing.

        (b)  Performance Of Agreements.  Seller shall have performed in all
             -------------------------
material respects all obligations and agreements and complied with all covenants in this

Agreement or in any Transaction Document to be performed and complied with by it at or before Closing.

        (c)  Officer's Certificate.  Buyer shall have received a certificate
             ---------------------
executed by an executive officer of the General Partner of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(k) have been satisfied.

        (d)  Legal Proceedings.  There shall be no Legal Requirement, and no
             -----------------
Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or other matter, which (i) enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document, or (ii) requires separation or divestiture by Buyer or TWEAN of all or any significant portion of the Assets after Closing, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

        (e)  Seller's Counsel Opinion.  Buyer shall have received an opinion of
             ------------------------
Elizabeth M. Steele, general counsel of the General Partner of Seller, addressed to Buyer and TWEAN and dated as of Closing, in the form of Exhibit B.
                                                           ---------

        (f)  Opinion of FCC Counsel.  Buyer shall have received an opinion of
             ----------------------
Cole, Raywid & Braverman, special FCC counsel to Seller, addressed to Buyer and TWEAN and dated as of Closing, in the form of Exhibit C.
                                              ---------

        (g)  HSR Act Compliance.  All waiting periods under the HSR Act
             ------------------
applicable to this Agreement or the transactions contemplated hereby shall have expired or been terminated.

        (h)  Consents.  Buyer shall have received evidence, in form and
             --------
substance reasonably satisfactory to it, that there have been obtained all consents, approvals and authorizations identified with an asterisk on Schedule
                                                                      --------
5.3 as material consenting to, approving or authorizing the transfer and
---
assignment of the particular Assets first from Seller to Buyer and then from Buyer to TWEAN; provided, however, that to the extent such material consents, approvals and authorizations relate to consents by the FCC to assignments of the System Licenses, this condition shall be deemed met if such consents to assignment have been requested prior to Closing and TWEAN is entitled to operate such System Licenses pursuant to conditional use authorizations until the FCC's consent is received.

        (i)  Lien Releases.  Buyer shall have received evidence satisfactory to
             -------------
it that all Liens (other than Permitted Liens) affecting or encumbering the Assets have been terminated, released, or waived, as appropriate, or shall have received original, executed instruments in form satisfactory to Buyer effecting such terminations, releases, or waivers ("Lien Releases").

        (j)  Environmental Assessments.  Buyer shall be reasonably satisfied
             -------------------------
that any environmental audits or assessments conducted by Buyer or TWEAN with respect to the Real Property have not indicated the presence thereon, or the likelihood of presence thereon, of Hazardous Substances in amounts or under conditions reasonably likely to lead to the imposition of material fines, penalties or compliance actions by applicable Governmental Authorities.

        (k)  Subscribers.  The aggregate number of Individual Subscribers and
             -----------
Subscriber Equivalents as of the Closing Date shall not be less than 24,800.

        (l)  Estoppel Certificates.  Buyer shall have received the Estoppel
             ---------------------
Certificates, dated as of Closing.

        (m)  Noncompetition Covenant.  Buyer shall have received the
             -----------------------
Noncompetition Covenant, dated as of Closing, executed by Seller and its general partner.

        (n)  Title Defects; Title Encumbrances.  There shall exist no Title
             ---------------------------------
Defects which the Title Company shall not have deleted from the Title Commitments or, with the consent of TWEAN, committed to insure over, and Seller shall have secured the termination of all material title encumbrances on the Assets other than Permitted Liens.

        (o)  Rate Rollbacks.  Neither the FCC nor any franchising Governmental
             --------------
Authority shall have announced any rate rollback relating to any of the rates established by or for the System pursuant to cost-of-service showings which is reasonably likely to have a material adverse effect on the Business or the operation (financial or otherwise) of the System.

        (p)  Tier Penetration.  The number of Individual Subscribers who
             ----------------
subscribe to Basic Plus shall be at least 93% of the total number of Individual Subscribers.

        (q)  Related Closing.  All of the conditions to the obligation of Buyer
             ---------------
to close the transactions contemplated by the Asset Exchange Agreement shall have been satisfied or waived and Buyer shall be reasonably satisfied that the exchange transactions contemplated thereunder shall be consummated in all material respects immediately after and on the same day as the Closing in accordance with the terms of the Asset Exchange Agreement.

   7.2  Conditions to Seller's Obligations.  The obligations of Seller to
        ----------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any of which may be waived by Seller in its sole discretion:

        (a)  Accuracy of Representations and Warranties.  The representations
             ------------------------------------------
and warranties of Buyer in this Agreement or in any Transaction Document to which Buyer is a party shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing.

        (b)  Performance of Agreements.  Buyer shall have performed in all
             -------------------------
material respects all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to which it is a party to be performed and complied with by it at or before Closing.

        (c)  Officer's Certificate.  Seller shall have received a certificate
             ---------------------
executed by an executive officer of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.

        (d)  Legal Proceedings.  There shall be no Legal Requirement, and no
             -----------------
Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or other matter, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby or by any Transaction Document, and there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

        (e)  Buyer's Counsel Opinion.  Seller shall have received an opinion of
             -----------------------
Alan H. Silverman, Esq., General Counsel of Buyer, dated as of Closing, in the form of Exhibit D.
        ---------

        (f)  HSR Act Compliance.  All waiting periods under the HSR Act
             ------------------
applicable to this Agreement or the transactions contemplated hereby shall have expired or been terminated.

        (g)  Consents.  Seller shall have received evidence, in form and
             --------
substance reasonably satisfactory to it that there have been obtained all consents, approvals and authorizations identified with an asterisk on Schedule
                                                                      --------
4.3 as material.
---

        (h)  Seller Approvals.  This Agreement and the transactions contemplated
             ----------------
hereby shall have been approved by Seller's limited partners, provided, however, that this condition shall be deemed satisfied unless Seller provides notice to Buyer and TWEAN within 180 days after the execution of this Agreement that Seller's limited partners have not approved this Agreement, in which case either Buyer or Seller shall have the right to terminate this Agreement without further obligation to the other.

        (i)  Subscribers.  As of the Closing Date, either (A) the aggregate
             -----------
number of Individual Subscribers and Subscriber Equivalents shall not be less than 24,800 or (B) Buyer shall have waived its right to an adjustment pursuant to Section 2.5(e) only to the extent that the aggregate number of Individual Subscribers and Subscriber Equivalents is less than 24,800.

                                   ARTICLE 8.
                                    CLOSING

   8.1  Closing; Time and Place.  The closing of the transactions contemplated
        -----------------------
by this Agreement ("Closing") shall take place, immediately before and on the same day as the closing under the Asset Exchange Agreement, on the last calendar day of the month in which all conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived, at a time and location mutually determined by Buyer and Seller, or on such other date as Buyer and Seller may mutually agree, but in no event later than June 30, 1998 (the "Outside Closing Date"). If the last calendar day of such month is not a day on which financial institutions are open and operating, then Buyer shall pay the Purchase Price, as adjusted in accordance with Section 2.5, to Seller by 12:00 noon, eastern time, on the immediately following business day on which financial institutions are open and operating.

   8.2  Seller's Obligations.  At Closing, Seller shall deliver or cause to be
        --------------------
delivered to Buyer, the following:

        (a)  Bill of Sale and Assignment and Assumption Agreement.  An executed
             ----------------------------------------------------
counterpart of the Bill of Sale and Assignment and Assumption Agreement in the form of Exhibit E.
        ---------

        (b)  Vehicle Titles.  Title certificates to all vehicles included among
             --------------
the Assets, endorsed in blank, and separate bills of sale therefor, if required by the laws of the States in which such vehicles are titled.

        (c)  Deeds.  Executed general warranty deeds conveying to Buyer, subject
             -----
only to the permitted exceptions reflected on the updated Title Commitments, each parcel of the Owned Property, along with a check made payable to the Title Company covering all reasonable expenses relating to the Title Company's subsequent issuance of a title insurance policy to TWEAN, including, but not limited to, charges for the title insurance premium, recording fees and other such fees and charges.

        (d)  Updated Title Commitments.  Updated Title Commitments, to the
             -------------------------
extent required to remove or insure over any Title Defects reflected on previously delivered Title Commitments, along with the Title Company's irrevocable commitment to issue title insurance policies.

        (e)  Officer's Certificate.  The certificate described in Section
             ---------------------
7.1(c).

        (f)  Seller's Counsel Opinion. Seller's Counsel Opinion.
             ------------------------

        (g)  Opinion of FCC Counsel.  Opinion of FCC Counsel of Seller.
             ----------------------

        (h)  Lien Releases.  The Lien Releases.
             -------------

        (i)  FIRPTA Affidavit.  FIRPTA Non-Foreign Seller Affidavit certifying
             ----------------
that Seller is not a foreign person within the meaning of Section 1445 of the Code, reasonably satisfactory in form and substance to Buyer.

        (j)  Noncompetition Covenant.  The Noncompetition Covenant.
             -----------------------

        (k)  Other.  Such other documents and instruments as shall be necessary
             -----
to effect the intent of this Agreement and consummate the transactions contemplated hereby.

   8.3  Buyer's Obligations.  At Closing, except as otherwise provided below,
        -------------------
Buyer shall deliver or cause to be delivered to Seller the following:

        (a)  Purchase Price.  The Purchase Price, increased or decreased, as the
             --------------
case may be, by the net aggregate amount of the Current Items Amount estimated in accordance with Section 2.5.

        (b)  Bill of Sale and Assignment and Assumption Agreement.  An executed
             ----------------------------------------------------
counterpart of the Bill of Sale and Assignment and Assumption Agreement.

        (c)  Officer's Certificate.  The certificate described in Section
             ---------------------
7.2(c).

        (d)  Buyer's Counsel Opinion. Buyer's Counsel Opinion.
             -----------------------

        (e)  Other.  Such other documents and instruments as shall be necessary
             -----
to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                                  ARTICLE 9.
                            TERMINATION AND DEFAULT

   9.1  Termination Events.  This Agreement may be terminated and the
        ------------------
transactions contemplated hereby may be abandoned:

        (a)  at any time, by the mutual written agreement of Buyer and Seller;

        (b) by either Buyer or Seller, upon written notice to the other, at any time, if the other is in breach or default of its respective covenants, agreements, or other obligations herein or in any Transaction Document, or if any of its representations herein or in any Transaction Document are not true and accurate in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and accurate in all material respects, and such breach, default or failure is not cured within 30 days of receipt of notice that such breach, default or failure exists or has occurred;

        (c) by either Buyer or Seller upon written notice to the other, if Closing shall not have occurred by the Outside Closing Date for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects;

        (d) by either Buyer or Seller, upon written notice to the other, if the Closing has not occurred by July 31, 1998;

        (e) by Buyer upon written notice to Seller, if the Asset Exchange Agreement is terminated for any reason and if Cable One, Inc. has not been required by TWEAN to assign this Agreement to TWEAN or its designee in accordance with Section 11.6, provided, that any such termination shall not affect TWEAN's obligations under the Performance Agreement to consummate the transactions contemplated hereby; or

        (f)  as otherwise provided herein.

   9.2  Effect of Termination.  If the transactions contemplated by this
        ---------------------
Agreement are terminated and abandoned as provided herein, then (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement in accordance with Section 11.1; (ii) each party shall redeliver all documents, work papers and other materials of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with
Section 6.3; and (iv) neither party shall have any liability or further obligation to the other party to this Agreement except (A) as stated in (ii) and
(iii) of this Section and (B) to the extent applicable, as set forth in Section 9.3.

   9.3  Sole Remedy.  If both (i) this Agreement is terminated by one party
        -----------
pursuant to Section 9.1 for any reason and (ii) the other party shall be in breach in a material respect of any of its representations, warranties, covenants or agreements made herein, then the terminating party shall have as its sole and exclusive remedy the right to seek monetary damages from the other party.

                                  ARTICLE 10.
                                INDEMNIFICATION

   10.1 Indemnification by Seller.  Notwithstanding Closing, and regardless of
        -------------------------
any investigation made at any time by or on behalf of Buyer or TWEAN or any information Buyer or TWEAN may have, and in addition to any other remedies that Buyer may have, Seller shall defend, indemnify and hold Buyer, its affiliates, officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any and all Losses arising out of or resulting from:

        (a) any representations and warranties made by Seller in this Agreement or in any Transaction Document not being true and accurate in all material respects when made or when required by this Agreement or any Transaction Document to be true and accurate in all material respects;

        (b) any failure by Seller to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

        (c) all actual or purported liabilities and obligations of Seller, and all claims and demands made in respect thereof whether or not known or asserted at or prior to Closing (except the Assumed Obligations and Liabilities), relating to the System;

        (d)  the operation of the System prior to the Adjustment Time;

        (e) all obligations and liabilities arising out of or relating to the Excluded Assets; and

        (f) any liabilities relating to any non-Hired Employee asserted under any Legal Requirement or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to Closing.

If, by reason of the claim of any third party relating to any of the matters subject to indemnification hereunder, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Buyer or any other Indemnitee under this Section, in addition to any indemnity obligation of Seller under this Section, Seller shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

   10.2 Indemnification by Buyer.  Notwithstanding Closing, and regardless of
        ------------------------
any investigation made at any time by or on behalf of Seller or any information Seller may have, and in addition to any other remedies that Seller may have, Buyer shall defend, indemnify and hold Seller, its affiliates, officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any and all Losses arising out of or resulting from:

        (a) any representations and warranties made by Buyer in this Agreement or in any Transaction Document not being true and accurate in all material respects when made or when required by this Agreement or any Transaction Document to be true and accurate in all material respects;

        (b) any failure by Buyer to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

        (c)  the Assumed Obligations and Liabilities; or

        (d)  the operation of the System after the Adjustment Time.

If, by reason of the claim of any third party relating to any of the matters subject to indemnification hereunder, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Seller or any other Indemnitee under this Section, in addition to any indemnity obligation of Buyer under this Section, Buyer shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

   10.3 Procedure for Indemnified Third Party Claim. Promptly after receipt by a
        -------------------------------------------
party entitled to indemnification under this Agreement ("Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 10.1 or 10.2, Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto ("Indemnitor") and thereafter shall keep Indemnitor reasonably informed with respect thereto if Indemnitor does not assume the defense of such claim; provided, however, that failure of Indemnitee to give Indemnitor notice as provided herein shall not relieve Indemnitor of its obligations hereunder. In case any Litigation shall be brought against any Indemnitee, Indemnitor shall be entitled to assume the defense thereof and, at the request of Indemnitee, Indemnitor promptly shall assume the defense thereof with counsel reasonably satisfactory to Indemnitee, at Indemnitor's sole expense. Within five days of such request by Indemnitee, Indemnitor shall give Indemnitee reasonable written assurances that Indemnitor has assumed the defense of such Litigation, and, if Indemnitee does not receive such written assurances, then Indemnitee shall be permitted to defend against any such Litigation at Indemnitor's sole expense . If Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of Indemnitee, satisfactory to Indemnitee, from all liability with respect to such Litigation.

   10.4 Interest. Amounts payable by Indemnitor to Indemnitee in respect of any
        --------
Losses under Sections 10.1 or 10.2 shall be payable by Indemnitor as incurred by Indemnitee, and shall bear interest at the rate per annum equal to the interest rate announced and charged from time to time by The Bank of New York as its prime rate plus 2% per annum from the date the Losses for which indemnification is sought were incurred by Indemnitee until the date of payment of indemnification by Indemnitor.

   10.5 Time and Manner of Certain Claims.  All of the representations,
        ---------------------------------
warranties, covenants and agreements of Buyer and Seller in this Agreement and any Transaction Document shall be deemed continuing representations, warranties, covenants and agreements and shall survive Closing for a period of one year, except (i) those stated in Sections 4.1, 4.2, 4.7, 4.8, 5.1, 5.2, 5.24 and 5.26,
which shall survive indefinitely, (ii) those stated in Section 5.10, which shall survive Closing for a period of sixty days, (iii) and those stated in Sections 5.14, 5.15 and 5.16, which shall survive Closing for the period of the applicable statute of limitations. Neither party shall have any liability under Sections 10.1(a) or 10.2(a), respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the respective survival periods.

   10.6 Other Indemnification.  The provisions of Sections 10.3 and 10.4 shall
        ---------------------
be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Sections 10.3 and 10.4 to Sections 10.1 and 10.2 shall be deemed to be references to such other provisions of this Agreement.

   10.7 Limitation on Indemnification.  Notwithstanding anything to the
        -----------------------------
contrary contained in this Article 10, except as provided in this Section, neither party shall make a claim for indemnification hereunder until the date on which such party's indemnification claims equal or exceed $50,000 (the "Initial Indemnification Claim Date"). Following the Initial Indemnification Claim Date, either party may make a claim for indemnification for any amount exceeding one dollar. Notwithstanding the foregoing or anything to the contrary in this Agreement, Buyer shall be permitted to make a claim for indemnification hereunder at any time and for any amount with respect to obligations and liabilities arising out of or relating to the Assets or the System that are not Assumed Obligations and Liabilities.

                                  ARTICLE 11.
                           MISCELLANEOUS PROVISIONS

   11.1 Expenses.   Except as otherwise provided in Section 11.13 or elsewhere
        --------
in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, brokers, finders and other experts in connection with this Agreement.

   11.2 Brokerage.  Seller shall indemnify and hold Buyer harmless from and
        ---------
against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services. Buyer shall indemnify and hold Seller harmless from and against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

   11.3 Waivers.  No action taken pursuant to this Agreement, including any
        -------
investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any Transaction Document. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement or any Transaction Document shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

   11.4 Notices.  All notices, requests, demands, applications, services of
        -------
process, and other communications which are required to be or may be given under this Agreement or any Transaction Document shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, courier, certified first class mail, postage prepaid, return receipt requested, or overnight delivery service to the parties hereto at the following addresses:

   To Seller:     Cable TV Fund 14-B, Ltd.
                  c/o Jones Intercable, Inc.
                  9697 East Mineral Avenue
                  Englewood, Colorado  80112
                  Attn: President
                  Telecopy: (303) 799-4675

   Copies:        Cable TV Fund 14-B, Ltd.
                  c/o Jones Intercable, Inc.
                  9697 East Mineral Avenue
                  Englewood, Colorado  80112
                  Attn: General Counsel
                  Telecopy: (303) 799-1644

   To Buyer:      Cable One, Inc.

                  4742 North 24th Street
                  Suite 270
                  Phoenix, AZ  85016
                  Attn:  Thomas O. Might
                  Telecopy:  (602) 468-9216

   Copies (which shall not constitute notice):

                  Cable One, Inc.
                  4742 North 24th Street
                  Suite 270
                  Phoenix, AZ  85016
                  Attn:  Alan H. Silverman, Esq.
                  Telecopy: (602) 468-0116

                  Fleischman and Walsh, L.L.P.
                  1400 Sixteenth St., N.W.
                  Washington, D.C.  20036
                  Attn:  Jeffry L. Hardin, Esq.
                  Telecopy:  (202) 265-5706

                  Time Warner Entertainment - Advance/Newhouse Partnership c/o Time Warner Cable Ventures
                  290 Harbor Drive
                  Stamford, Connecticut  06902
                  Attn: Bonnie Blecha
                  Telecopy: (203) 328-0691

                  Holland & Hart
                  P.O. Box 8749
                  555 17th Street, Suite 3200
                  Denver, Colorado  80201 (mail)
                            80202 (delivery)
                  Attn:  Daniel J. Glivar, Esq.
                  Telecopy:  (303) 295-8261

                  Sabin, Bermant & Gould
                  350 Madison Avenue
                  New York, New York  10017
                  Attn:  Arthur J. Steinhauer, Esq.
                  Telecopy:  (212) 692-4406
or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if sent by telecopy or facsimile transmission, when answer back is received, or (ii) otherwise, upon actual receipt by the intended recipient.

   11.5 Entire Agreement; Amendments.  This Agreement embodies the entire
        ----------------------------
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

   11.6 Binding Effect; Benefits.  This Agreement shall inure to the benefit of
        ------------------------
and shall be binding upon the parties hereto and their respective legal representatives, successors, and permitted assigns. Neither Buyer nor Seller shall assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other. For purposes of this Section any change in control of Buyer or Seller shall constitute an assignment of this Agreement. Notwithstanding anything to the contrary in this Section, Buyer shall be required to assign this Agreement, in its entirety, without the consent of Seller, prior to, on or after the Closing Date, to (i) TWEAN, (ii) any affiliate of TWEAN, or (iii) a third party designated by TWEAN pursuant to the terms of that certain Performance Agreement of even date herewith among Buyer, Seller and TWEAN, and, upon such assignment, such assignee automatically shall be entitled to all of the rights, benefits and privileges of Buyer under this Agreement and shall be subject to all of the duties, restrictions and obligations of Buyer under this Agreement, in full substitution of Buyer as the "Buyer" for all purposes under this Agreement.

   11.7 Headings, Schedules, and Exhibits.  The section and other headings
        ---------------------------------
contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to Schedules shall, unless otherwise indicated, refer to the Schedules attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

   11.8 Counterparts.  This Agreement may be executed in any number of
        ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

   11.9 Governing Law.  The validity, performance and enforcement of this
        -------------
Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado without giving effect to the principles of conflicts of law of such state.

   11.10  Severability.  Any term or provision of this Agreement that is
          ------------
invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

   11.11  Third Parties; Joint Ventures.  This Agreement constitutes an
          -----------------------------
agreement solely among the parties hereto and for the benefit of TWEAN, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto, TWEAN and their respective successors, or assigns, or otherwise constitute any Person other than TWEAN a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

   11.12  Construction.  This Agreement has been negotiated by Buyer, TWEAN and
          ------------
Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

   11.13  Attorneys' Fees'.  If any Litigation between Buyer and Seller with
          ---------------
respect to this Agreement or the transactions contemplated hereby shall be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys' fees and costs and expenses of Litigation.

   11.14  Risk of Loss.  The risk of any loss or damage to the Assets resulting
          ------------
from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Adjustment Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the System or the replacement or restoration of the lost or damaged property within 30 days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer and TWEAN in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder. If Buyer shall elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by Seller to Buyer, or the rights thereto shall be assigned by Seller to Buyer if not yet paid over to Seller, and Seller shall pay to Buyer an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.

   11.15  Remedies Cumulative.  Except as otherwise specifically set forth in
          -------------------
this Agreement, the remedies provided herein shall be cumulative and in addition to any other remedies provided by law or equity.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     Buyer and Seller have executed this Agreement as of the date first written above.


                                       CABLE TV FUND 14-B, LTD.

                                       By:   Jones Intercable, Inc., its
                                             general partner

                                       By: /s/ Elizabeth Steele
                                          ---------------------
                                       Name: Elizabeth Steele
                                       Title: Vice President


                                       CABLE ONE, INC.

                                       By: /s/ Thomas O. Might
                                          ----------------------
                                       Name: Thomas O. Might
                                       Title: President